Exhibit 10.27

FORM OF SWING LINE NOTE

$500,000	, 20

On or before the Revolving Credit Maturity Date, FOR VALUE RECEIVED, Glaukos Corporation, a Delaware corporation (“Borrower”) promises to pay to the order of Comerica Bank (“Swing Line Lender”) at Detroit, Michigan, in lawful money of the United States of America, so much of the sum of Five Hundred Thousand Dollars ($500,000), as may from time to time have been advanced to the Borrower by the Swing Line Lender and then be outstanding hereunder pursuant to the Amended and Restated Revolving Credit and Term Loan Agreement made as of February 23, 2015 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”), by and among the financial institutions from time to time signatory thereto (individually a “Lender,” and any and all such financial institutions collectively the “Lenders”), Comerica Bank, as Administrative Agent for the Lenders (in such capacity, the “Agent”), and Borrower, together with interest thereon as hereinafter set forth.

Each of the Swing Line Advances made hereunder shall bear interest at the Applicable Interest Rate from time to time applicable thereto under the Credit Agreement or as otherwise determined thereunder, and interest shall be computed, assessed and payable on the unpaid principal amount of each Swing Line Advance made by the Swing Line Lender from the date of such Swing Line Advance until paid at the rates and at the times set forth in the Credit Agreement.

This Note is a Swing Line Note under which Swing Line Advances (including refundings and conversions), repayments and readvances may be made from time to time by the Swing Line Lender, but only in accordance with the terms and conditions of the Credit Agreement (including any applicable sublimits).  This Note evidences borrowings under, is subject to, is secured in accordance with, and may be accelerated or matured under, the terms of the Credit Agreement to which reference is hereby made. Capitalized terms used herein, except as defined to the contrary, shall have the meanings given them in the Credit Agreement.

This Note shall be interpreted and the rights of the parties hereunder shall be determined under the laws of, and enforceable in, the State of California.

The Borrower hereby waives presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note and agree that no obligation hereunder shall be discharged by reason of any extension, indulgence, release, or forbearance granted by any holder of this Note to any party now or hereafter liable hereon or any present or subsequent owner of any property, real or personal, which is now or hereafter security for this Note.

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[SIGNATURES FOLLOW ON SUCCEEDING PAGE]

Nothing herein shall limit any right granted Swing Line Lender by any other instrument or by law.

GLAUKOS CORPORATION

By:

Its:

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